UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 28, 2006

                           Stellar Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                 (State or Other Jurisdiction of Incorporation)

                000-33099                                 84-1553046
        (Commission File Number)               (IRS Employer Identification No.)

  7935 Airport Pulling Road, Suite 201
               Naples, FL                                   34109
(Address of Principal Executive Offices)                  (Zip Code)

                                 (239) 592-1816
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      The information provided in Item 3.02 regarding the issuance of the convertible preferred stock and warrants and issuance of the convertible preferred stock in exchange for outstanding notes is hereby incorporated by reference.

                        Section 2 - Financial Information

Item 2.03  Triggering  Events That  Accelerate  or  Increase a Direct  Financial
Obligation  or  an  Obligation  under  an  Off-Balance   Sheet   Arrangement  of
Registrant.

      On  April 1,  2005,  we  issued  a  $1,600,000  principal  amount  secured convertible promissory note (the " Note") to Trident Growth Fund, LP ("Trident"). The full principal amount and all accrued and unpaid interest due under the Note in the aggregate amount of $1,616,000 became due and payable on April 30, 2006. We did not repay such amount which constituted an event of default under the Note. As a result, Trident has the right to accelerate repayment of all amounts owed under the Note, interest accrues at the default rate of up to 21% per annum, and we were required to issue shares of common stock to Trident equal to .1% of our outstanding shares each day until the default was cured. We are currently in discussions with Trident regarding resolution of the default.

                   Section 3 - Securities And Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

      Between May 1, 2006 and May 3, 2006, pursuant to a series of securities purchase agreements, we sold shares of our Series B Convertible Preferred Stock convertible into 1,600,0000 shares of common stock and warrants to purchase an additional 800,000 shares of common stock for aggregate gross cash proceeds of $240,000. The securities were sold in units consisting of one (1) share of Series B Convertible Preferred Stock (the "Series B Shares") and a warrant to purchase fifty (50) shares of common stock at a purchase price of $15.00 per unit. The foregoing securities were issued in an offering (the "Offering") solely to certain overseas investors who are not "U.S. persons" of up $4,500,000 of units consisting of 300,000 Series B Shares convertible into an aggregate of 30,000,000 shares of common stock and warrants to purchase up to an aggregate of 15,000,000 shares of common stock. We have reserved the right to offer and sell additional units for an aggregate purchase price in excess of $4,500,000 to cover any over-allotments.

      The Series B Shares have an original issue price of $15.00 per share and are convertible at anytime at the option of the holder at a conversion price of $0.15 per share. The Series B Shares automatically convert into shares of common stock in the event that (i) the average closing price of the Company's common stock over 20 consecutive trading days equals or exceeds $0.75 per share; and
(ii) the shares of common stock issuable upon conversion of the Series B Shares are either subject to an effective registration statement permitting the public resale of such shares under the Securities Act of 1933, as amended (the "Securities Act"), or transferable pursuant to Rule 144(k) promulgated under the Act. The conversion price will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which we are not the surviving corporation, lawful provision shall be made so that upon conversion of the Series B Shares the holder shall be entitled to receive the number of shares of stock or other securities or property of the successor entity that such holder would have been entitled to receive if the Series B Shares had been converted immediately prior to such transaction.

      Each warrant is immediately exercisable into fifty (50) shares of common stock at an exercise price of $0.40 per share for a term of three years. The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which we are not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate.

      The units were sold in a private placement transaction to two accredited investors who are not "U.S. persons" pursuant to the exemption from registration provided by Rules 901 and 903 of Regulation S under the Securities Act. We paid consulting fees consisting of $19,200 and warrants to purchase 128,000 shares of common stock (equal to 8% of the shares issuable upon conversion of the preferred stock included in the units) at an exercise price of $0.40 per share. The other material terms of these warrants are identical to the terms of the warrants issued to investors in the Offering and described above.

      We have agreed to include the shares of common stock issuable upon conversion of the Series B Shares or exercise of the warrants sold in the Offering in any registration statement we file under the Securities Act (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms) in order to permit the public resale of such shares.

      On May 1, 2006, we issued 13,482 Series B Shares to Montex Exploration, Inc. in consideration of the cancellation of $202,222.22 of principal and accrued interest due on a convertible note dated March 21, 2006 in the principal amount of $200,000 pursuant to an exchange agreement. Montex Exploration, Inc. is the beneficial owner of more than 5% of our common stock. The forgoing Series B Shares were sold in a private placement transaction to one accredited investor who is not a "U.S. person" pursuant to the exemption from registration provided by Rules 901 and 903 of Regulation S under the Securities Act.

      The descriptions of the securities purchase agreements, the Series B Shares, the warrants and the exchange agreement set forth above are qualified in their entirety by reference to a copies of such agreements filed as exhibits to this report and incorporated herein by this reference.

                 Section 5 - Corporate Governance And Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On April 28, 2006, we filed a Certificate of Designation (the "Series B Certificate of Designation") with the Secretary of State of Colorado designating 400,000 shares of our preferred stock as Stellar Technologies, Inc. Series B Preferred Stock (the "Series B Shares").

      Each Series B Share has an original issue price of $15.00 and is convertible at anytime at the option of the holder into shares of common stock at an initial conversion price of $0.15 per share. The conversion price is subject to adjustment for stock splits, combinations, recapitalizations and stock dividends. Each Series B Share will automatically convert into shares of common stock in the event that (i) the average closing price of the Company's common stock over 20 consecutive trading days equals or exceeds $0.75 per share; and (ii) the shares of common stock issuable upon conversion of the Series B Shares are either subject to an effective registration statement permitting the public resale of such shares under the Securities Act, or transferable pursuant to Rule 144(k) promulgated under the Securities Act.

      The Series B Shares accrue cumulative dividends equal to eight percent (8%) per annum of the original issue price payable when and as if declared by the Board of Directors of the Company out of funds legally available therefore. Dividends are payable in shares of Company common stock valued at the average closing price for such shares for the five (5) consecutive trading days immediately preceding the date on which such dividends are paid. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series B Shares with respect to liquidation, in the event of any liquidation of the Company, the holders of the Series B Shares are entitled to be paid, out of funds legally available therefore, and prior and in preference to any payment or distribution to holders of common stock or any series of preferred stock which by its terms is not senior to the Series B Shares with respect to liquidation, an amount equal to $15.00 per Series B Share.

      Each holder of Series B Shares shall be entitled to vote together with the common stock on all matters submitted to a vote of the holders of the common stock (including election of directors) on an as converted to common stock basis.

      The description of the Series B Certificate of Designation set forth above is qualified in its entirety by reference to the Series B Certificate of Designation filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.       Description of Exhibit
-----------       ----------------------

3.1               Certificate of Designation of Series B Convertible Preferred
                  Stock

10.1 Form of Securities Purchase Agreement by and between the Company and Purchasers of Units consisting of Series B Convertible Preferred Stock and Warrants.

10.2 Form of Reg S Warrant issued to Purchasers of Units and advisors in Unit Offering consisting of Series B Convertible Preferred Stock and Warrants. (incorporated by reference to Exhibit 10.4 to the Registrants Current Report on Form 8-K filed March 24, 2006)

10.3 Exchange Agreement dated May 1, 2006 by and between the Company and Montex Exploration, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Stellar Technologies, Inc.


Date:  May 4, 2006                          By: /s/ Mark G. Sampson
                                                --------------------------------
                                                Mark G. Sampson
                                                Chief Executive Officer